UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 16, 2008 (December 12, 2008)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On December 12, 2008, American Defense Systems, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at the Company’s headquarter.  At the Special Meeting, the stockholders approved the potential issuance of more than 7,858,358 shares of the Company’s common stock upon the conversion of, and as stock dividends on, its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and upon the exercise of warrants (the “Investor Warrants”) issued to the holders of such preferred stock in connection with the issuance thereof (the “Stockholder Approval”).  Results of voting were as follows:

	For	Against	Abstain
Common Stock	16,820,526	2,135,814	15,160
Series A Convertible Preferred Stock (on an as converted to common stock basis, subject to the limitations set forth in the Company’s Certificate of Incorporation)	4,869,646	—	—
Totals:	21,690,172	2,135,814	15,160

The Stockholder Approval satisfied section 4 of the consent agreement entered into by the Company with the holders of Series A Convertible Preferred Stock on May 23, 2008, and the requirement of the American Stock Exchange (n/k/a NYSE Alternext US LLC) with respect to the Company’s initial listing application approved on May 23, 2008 to seek stockholder approval prior to the issuance of more than an aggregate of 7,858,358 shares of common stock upon the conversion of, and as stock dividends on, the Series A Preferred Stock and upon the exercise of the Investor Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 16, 2008

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer